KAIROS HOLDINGS, INC.

DATE: June 1, 2006

BOARD OF DIRECTORS
VitalTrust BUSINESS DEVELOPMENT CORP.

RE: RESIGNATION

Dear Fellow Board Members:

The undersigned, Donald M. Stein, currently an officer of VitalTrust Business Development Corp, formerly KAIROS Holdings Inc., a Nevada corporation, submits this as my letter of resignation and I do therefore resign as the CFO of the Company.

I am resigning to take another position due to a change in management. I have no disagreements with the Board, the auditors or any of the officers of the Company regarding accounting issues or any other aspect which would require disclosure.

I hereby consent to attachment of a conformed copy of this resignation to a Form 8K.

Sincerely,

/s/ Donald M. Stein
                        Donald M. Stein, CFO